Exhibit C

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CLASS B COMMON STOCK PAR VALUE $.01

NUMBER	SHARES

THIS CERTIFICATE IS TRANSFERABLE IN DALLAS, TEXAS AND NEW YORK, NEW YORK	CUSIP 26969P 20 7 SEE REVERSE FOR CERTAIN DEFINITIONS

Eagle Materials Inc.
Incorporated Under the Laws of the State of Delaware

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS B COMMON STOCK OF

Eagle Materials Inc. (hereinafter called the Corporation), transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:	Countersigned and Registered:

  MELLON INVESTOR SERVICES

    TRANSFER AGENT
AND REGISTER

Steven R. Rowley	James H. Graass

PRESIDENT	SECRETARY	AUTHORIZED SIGNATURE

[EXP Logo]

Eagle Materials Inc.

          The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of              , 2004, by and between Eagle Materials Inc. (the “Company”) and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)	(Minor)
JT TEN	–	as join tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated __________________

X
NOTICE:		(SIGNATURE)
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

X
(SIGNATURE)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SIGNATURE(S) GUARANTEED BY: